   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 11, 1997


                                                      REGISTRATION NO. 333-31873
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             BOX HILL SYSTEMS CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEW YORK                               3572                              13-3460176
   (STATE OR OTHER JURISDICTION         (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                            ------------------------

                           161 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10013
                                 (212) 989-4455
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  PHILIP BLACK
                            CHIEF EXECUTIVE OFFICER
                             BOX HILL SYSTEMS CORP.
                           161 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10013
                                 (212) 989-4455
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:


                  LEO SILVERSTEIN, ESQ.                                         JOHN W. WHITE, ESQ.
                   BROCK, FENSTERSTOCK,                                       CRAVATH, SWAINE & MOORE
            SILVERSTEIN, MCAULIFFE & WADE, LLC                                    WORLDWIDE PLAZA
             ONE CITICORP CENTER, 56TH FLOOR                                     825 EIGHTH AVENUE
                    153 E. 53RD STREET                                        NEW YORK, NEW YORK 10019
                 NEW YORK, NEW YORK 10022                                          (212) 474-1000
                      (212) 371-2000


                            ------------------------

                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                                   PROPOSED
                                                                  PROPOSED         MAXIMUM
            TITLE OF EACH CLASS                   AMOUNT          MAXIMUM         AGGREGATE
               OF SECURITIES                      TO BE        OFFERING PRICE      OFFERING        AMOUNT OF
              TO BE REGISTERED                REGISTERED(1)     PER SHARE(2)     PRICE(1)(2)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value................    5,290,000          $14.00        $74,060,000        $22,442
================================================================================================================

(1) Includes 690,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any. See "Underwriting."

(2) Estimated solely for purposes of calculating the registration fee, all of which was previously paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.



(a) EXHIBITS



EXHIBIT
NUMBER                                       DESCRIPTION
------   ------------------------------------------------------------------------------------
 1.1     Form of Underwriting Agreement*
 3.1     Certificate of Incorporation of the Company*
 3.2     Form of Amendment to Certificate of Incorporation authorizing Preferred Stock to be filed prior to commencement of Offering*
 3.3     Amended and Restated By-laws of the Company*
 4.1     Form of Common Stock certificate of the Company*
 5.1     Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC*
10.1     Compensation Plan and Agreement between the Company and Philip Black*
10.2     Employment Agreement between the Company and Carol Turchin
10.3     Employment Agreement between the Company and Benjamin Monderer
10.4     Employment Agreement between the Company and Mark Mays
10.5     Incentive Program of the Company, as amended
10.6     License Agreement with Emulex Corporation*
10.7     Lease Agreement, dated as of December 23, 1993, as extended and modified, related to the Company's facilities in New York City*
10.8     Employee Stock Purchase Plan
10.9     Voting Agreement dated July 31, 1997 among Dr. Monderer, Ms. Turchin and Mr. Mays*
11.1     Statement regarding computation of pro forma net income per share*
16       Letter re: change in certifying accountants*
23.1     Consent of Arthur Andersen LLP*
23.2     Consent of Perelson Weiner*
23.3     Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in
         Exhibit 5.1)*
24       Power of Attorney (included with the signature page hereof)*
27       Financial Data Schedule*


(b) FINANCIAL STATEMENT SCHEDULE


     Schedule II -- Valuation and Qualifying Accounts*

---------------

* Previously filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of September, 1997.


                                          BOX HILL SYSTEMS CORP.


                                          By: /s/ BENJAMIN MONDERER

                                            ------------------------------------

                                            Benjamin Monderer


                                            President



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                     CAPACITY IN WHICH SIGNED               DATE
-----------------------------------      ----------------------------      -------------------

       /s/ BENJAMIN MONDERER             Chairman of the Board,            September 11, 1997
-----------------------------------      President and Chief
         Benjamin Monderer               Technical Officer

          CAROL TURCHIN*                 Executive Vice President and      September 11, 1997
-----------------------------------      Director
           Carol Turchin

           PHILIP BLACK*                 Chief Executive Officer and       September 11, 1997
-----------------------------------      Director
           Philip Black

      R. ROBERT REBMANN, JR.*            Chief Financial Officer and       September 11, 1997
-----------------------------------      Treasurer (Principal
      R. Robert Rebmann, Jr.             Financial and Accounting
                                         Officer)



*By: /s/ BENJAMIN MONDERER

     ------------------------------------------

     Benjamin Monderer


     (Attorney-in-Fact)

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                    DESCRIPTION                                    PAGE
------   ------------------------------------------------------------------------------  ----
 1.1     Form of Underwriting Agreement*...............................................
 3.1     Certificate of Incorporation of the Company*..................................
 3.2     Form of Amendment to Certificate of Incorporation authorizing Preferred Stock to be filed prior to commencement of Offering*................................
 3.3     Amended and Restated By-laws of the Company*..................................
 4.1     Form of Common Stock certificate of the Company*..............................
 5.1     Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC*...........
10.1     Compensation Plan and Agreement between the Company and Philip Black*.........
10.2     Employment Agreement between the Company and Carol Turchin....................
10.3     Employment Agreement between the Company and Benjamin Monderer................
10.4     Employment Agreement between the Company and Mark Mays........................
10.5     Incentive Program of the Company, as amended..................................
10.6     License Agreement with Emulex Corporation*....................................
10.7     Lease Agreement, dated as of December 23, 1993, as extended and modified, related to the Company's facilities in New York City*.........................
10.8     Employee Stock Purchase Plan..................................................
10.9     Voting Agreement dated July 31, 1997 among Dr. Monderer, Ms. Turchin and Mr.
         Mays*.........................................................................
11.1     Statement regarding computation of pro forma net income per share*............
16       Letter re: change in certifying accountants*..................................
23.1     Consent of Arthur Andersen LLP*...............................................
23.2     Consent of Perelson Weiner*...................................................
23.3     Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in Exhibit 5.1)*..............................................................
24       Power of Attorney (included with the signature page hereof)*..................
27       Financial Data Schedule*......................................................


---------------

* Previously filed.